                                                                    EXHIBIT 10.1

                   FIRST AMENDED AND RESTATED 1996 STOCK PLAN
                        FOR OFFICERS OF IDEX CORPORATION

     IDEX Corporation, a Delaware corporation (the "Company"), by resolution of its Board of Directors, originally approved the form of the 1996 Stock Plan for Officers of IDEX Corporation (the "Original Plan") on January 23, 1996. The Original Plan was approved by the shareholders of the Company on March 26, 1996. The Board of Directors approved certain amendments to the Original Plan on January 27, 1998, as a result of which the Original Plan was restated as the First Amended and Restated 1996 Stock Plan for Officers of IDEX Corporation (the "Plan"). The Plan applies to options granted under the Plan subsequent to January 27, 1998 only and all options granted under the Original Plan prior to January 27, 1998 shall be governed by the terms of the Original Plan. The purposes of this Plan are as follows:

     (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its Officers who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of the type of managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options and/or deferred compensation awards (pursuant to this Plan and any Deferred Compensation Plans that permit deferrals into accounts distributable in Common Stock after the deferral period).

                                   ARTICLE I.

                                  DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular shall include the plural, where the context so indicates.

Section 1.1. - Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.2. - Change in Control

     "Change in Control" shall mean the occurrence of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding shares of Common Stock are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or
(ii) at least 51
percent of the Company's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Company is merged or consolidated with another corporation regardless of whether the Company is the survivor (except any such transaction solely for the purpose of changing the Company's domicile or which does not change the ultimate beneficial ownership of the equity interests in the Company), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, acquisition, merger or consolidation constituting such a change of management or control. For purposes hereof, the term "control" shall have the meaning ascribed thereto under the Exchange Act and the regulations thereunder, and the term "management" shall mean the chief executive officer of the Company. For purposes of clause (a)(ii) above or as appropriate for purposes of clause (b) above, the Company shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions.

Section 1.3. - Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4. - Committee

     "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 7.1.

Section 1.5. - Common Stock

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

Section 1.6. - Company

     "Company" shall mean IDEX Corporation.

Section 1.7. - Deferral Date

     "Deferral Date" shall mean, in connection with any Deferred Compensation Unit, the date on which any deferred compensation with respect thereto would have been paid if no deferral election had been made.

Section 1.8. - Deferred Compensation Plans

     "Deferred Compensation Plans" shall mean any deferred compensation plan adopted by the Company or any Parent Corporation or any Subsidiary that permits deferrals into accounts payable in Common Stock upon distribution thereof and in which any Officer is eligible to participate.

Section 1.9. - Deferred Compensation Units

     "Deferred Compensation Units" shall mean the right of a Grantee to receive distributions of deferred compensation pursuant to any Deferred Compensation Plan in the form of Common Stock after the deferral period, determined in accordance with the terms of such Deferred Compensation Plan and Article VI of this Plan and based on the Fair Market Value on the deferral date.

Section 1.10. - Director

     "Director" shall mean a member of the Board.

Section 1.11. - Dividend Equivalents

     "Dividend Equivalents" shall mean Deferred Compensation Units equal to
(i)(a) the cash dividend paid on one share of Common Stock, multiplied by (b) the number of Deferred Compensation Units credited to the account of any Grantee as of each applicable dividend record date, divided by (ii) the Fair Market Value on the related dividend payment date.

Section 1.12. - Employee

     "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.13. - Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.14. - Fair Market Value

     "Fair Market Value" shall mean the fair market value of a share of the Common Stock as of a given date measured as (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.15. - Grantee

     "Grantee" shall mean an Officer to whom Deferred Compensation Units are awarded pursuant to this Plan.

Section 1.16. - Incentive Stock Option

     "Incentive Stock Option" shall mean an Option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

Section 1.17. - Non-Qualified Option

     "Non-Qualified Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

Section 1.18. - Officer

     "Officer" shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.19. - Option

     "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Option or an Incentive Stock Option.

Section 1.20. - Optionee

     "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

Section 1.21. - Parent Corporation

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.22. - Permitted Transferee

     "Permitted Transferee" shall mean (a) the spouse, children or grandchildren of the Optionee ("Immediate Family"), (b) a trust for the benefit of the Optionee or the Optionee's Immediate Family, or (c) a partnership, limited liability corporation or other entity ("Entity") in which the Optionee or the Optionee's Immediate Family are the only partners, members or holders of interests.

Section 1.23. - Plan

     "Plan" shall mean this First Amended and Restated 1996 Stock Plan for Officers of IDEX Corporation.

Section 1.24. - Retirement

     "Retirement" shall mean termination of employment with the Company upon reaching retirement age, or earlier, at the election of the Officer, in accordance with the Company's policy on retirement.

Section 1.25. - Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.26. - Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.27. - Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.28. - Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.29. - Termination of Employment

     "Termination of Employment" shall mean (unless otherwise specified in any applicable Deferred Compensation Plan) the time (which in the absence of any other determination by the Committee, shall be deemed to be the last day actually worked by the Optionee or Grantee) when the employee-employer relationship between the Optionee or Grantee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or Retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                  ARTICLE II.

                               GENERAL CONDITIONS

Section 2.1. - Shares Subject to Plan

     The shares of stock subject to Options and awards of Deferred Compensation Units shall be shares of the Common Stock. The aggregate number of such shares which may be issued upon exercise of Options and distributed pursuant to Deferred Compensation Units under the Plan shall not, after giving effect to the stock split in January, 1997, exceed 1,500,000 shares (of which no more than 600,000 shares may be issued pursuant to Deferred Compensation Units). Furthermore, the maximum number of shares of Common Stock which may be subject to Options granted or Deferred Compensation Units issued under the Plan to any individual in any calendar year shall not, after giving effect to the stock split in January, 1997, exceed 300,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. The shares of Common Stock issuable upon exercise of such Options or upon distributions with respect to any such Deferred Compensation Units may be either previously authorized and unissued shares or treasury shares.

Section 2.2. - Unexercised Options and Undistributed Shares

     If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be either optioned or awarded hereunder, subject to the limitations of Section 2.1.

Section 2.3. - Changes in Company's Shares

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted or which are distributable pursuant to Deferred Compensation Units, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options and distributed with respect to Deferred Compensation Units hereunder; provided, however, that in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. In the event of an adjustment contemplated by this Section 2.3 in any outstanding Options or Deferred Compensation Units, the Committee shall make an appropriate and equitable adjustment to the end that after such event the proportionate interest of the Optionee (or other person then entitled to exercise Options) or Grantee shall be maintained as before the occurrence of such event. Such adjustment in any outstanding Options or Deferred Compensation Units shall be made without change in the total price applicable to the Option or the unexercised portion of the Option or the aggregate value of undistributed Common Stock with respect to any Deferred Compensation Units (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon Fair Market Value, the Committee may in its discretion make an appropriate and equitable adjustment to the Option exercise price or the number of shares of Common Stock distributable pursuant to Deferred Compensation Units to reflect such diminution. Any such adjustment made by the Committee shall be final and binding upon all Optionees or other persons then entitled to exercise Options, Grantees, the Company and all other interested persons.

     Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all Options and Deferred Compensation Units under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

Section 2.4. - Conditions to Issuance of Stock Certificates

     The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or upon distribution pursuant to any Deferred Compensation Units, or portion thereof, prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which the Common Stock is then listed; and

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option or upon distribution pursuant to the Deferred Compensation Units; and

     (e) The lapse of such reasonable period of time following the exercise of the Option or the distribution pursuant to the Deferred Compensation Units as the Committee may establish from time to time for reasons of administrative convenience.

Section 2.5. - Merger, Consolidation, Acquisition, Liquidation or Dissolution

     Notwithstanding any other provision of this Plan, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after a Change in Control or the liquidation or dissolution of the Company (collectively, "Control Events"); and if the Committee so provides, it may, in its absolute discretion, on such terms and conditions as it deems appropriate, also provide, either by the terms of any Option or by a resolution adopted prior to the occurrence of such Control Event, that, for some period of time beginning prior to and ending as of (and including) the time of such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) or any installment provisions of any Option. The treatment of Deferred Compensation Units and the shares distributable with respect to such Units upon the occurrence of any Control Event shall be governed by the applicable Deferred Compensation Plan.

Section 2.6. - Rights as Shareholders

     The holders of Options and Deferred Compensation Units shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option or distributable pursuant to a Deferred Compensation Unit unless and until certificates representing such shares have been issued by the Company to such holders.

Section 2.7. - Transfer Restrictions

     The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option or distribution pursuant to Deferred Compensation Units as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement or award of Deferred Compensation Units and may be referred to on the certificates evidencing such shares. The Committee will require an Officer to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Officer or (ii) one year after the transfer of such shares to such Officer. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

Section 2.8. - No Right to Continued Employment

     Nothing in this Plan or in any Stock Option Agreement or Deferred Compensation Plan shall confer upon any Optionee or Grantee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee or Grantee at any time for any reason whatsoever, with or without cause.

                                  ARTICLE III.

                              GRANTING OF OPTIONS

Section 3.1. - Eligibility

     Any Officer of the Company shall be eligible to be granted Options under the Plan, as provided in Section 3.3.

Section 3.2. - Qualification of Incentive Stock Options

     No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Without limitation of the foregoing, no person shall be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such Incentive Stock Option conforms to the applicable provisions of
Section 422 of the Code. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

Section 3.3. - Granting of Options

     (a) The Committee shall from time to time, in its absolute discretion:

         (i) Determine and select from among the Officers (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

         (ii) Determine the number of shares to be subject to such Options granted to such selected Officers; and

         (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

         (iv) Determine the terms and conditions of such Options, consistent with the Plan.

     (b) Upon the selection of an Officer to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Officer that the Officer surrender for cancellation some or all of the unexercised Options which have been previously granted to such Officer. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                  ARTICLE IV.

                                TERMS OF OPTIONS

Section 4.1. - Option Agreement

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, not inconsistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

Section 4.2. - Option Price

     The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall not be less than 100% of the Fair Market Value as of the date such Option is granted.

Section 4.3. - Commencement of Exercisability

     (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

     (b) Subject to the provisions of Sections 4.3(a) and 4.3(c), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a) and 4.3(c), accelerate the time at which such Option or any portion thereof may be exercised.

     (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable; provided, however, that in the event of a Termination of Employment resulting from the Optionee's death, disability or Retirement, all Options shall become exercisable, effective immediately upon the occurrence of such event.

     (d) To the extent that the aggregate Fair Market Value with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to the limitations of Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Parent Corporation or any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.3(d), the Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.

Section 4.4. - Expiration of Options

     (a) No Option may be exercised to any extent by anyone after, and every Option shall expire no later than, the expiration of ten years from the date the Option was granted.

     (b) Subject to the provisions of Sections 4.4(a) and 4.4(c), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable.

     (c) The term of any Incentive Stock Option shall not be more than five years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent Corporation or any Subsidiary.

Section 4.5. - Consideration

     In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe.

Section 4.6. - Termination of Incentive Stock Option Grants Under Plan

     In no event may any Incentive Stock Option be granted under the Plan after January 23, 2006.

                                   ARTICLE V.

                              EXERCISE OF OPTIONS


Section 5.1. - Person Eligible to Exercise

     Except as otherwise provided in Section 8.1, during the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by such Optionee's Beneficiary. "Beneficiary" shall mean any one or more persons, corporations, trusts, estates, or any combination thereof, last designated by an Optionee in accordance with the applicable Stock Option Agreement.

Section 5.2. - Partial Exercise

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3. - Manner of Exercise

     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

     (a) Notice in writing signed by the Optionee or other person then entitled to exercise such option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee;

     (b) Full payment (in cash or by check) for the shares with respect to which such Option or portion thereof is exercised, including payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option. However, in the discretion of the Committee, payment may be made, in whole or in part, through (i) the delivery of shares of Common Stock owned by the Optionee or other person then entitled to exercise such Option, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to that portion of the aggregate exercise price of the Option or exercised portion thereof plus the amount of the applicable withholding tax for which such payment is permitted by the Committee; (ii) the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to that portion of the aggregate exercise price of the Option or exercise portion thereof, plus the amount of the applicable withholding tax, for which such payment is permitted by the Committee; (iii) the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; (iv) to the extent permitted by law (including then-existing interpretations of Rule 16b-3), a "cashless exercise procedure" satisfactory to the Committee which permits the Optionee or other person then entitled to exercise such Option to deliver an exercise notice to a broker-dealer, who then sells Option shares, delivers the proceeds of the sale, less commission, to the Company, which delivers such proceeds, less the exercise price and withholding taxes, to the Optionee or other person then entitled to exercise such Option, or (v) any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv). In the case of a promissory note, the Committee may also prescribe the form of such note and the security (if any) to be given for such note. Notwithstanding the foregoing, the Option may not be exercised by delivery of a promissory note or by a loan from the Company where such loan or other extension of credit is prohibited by law;

     (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

                                  ARTICLE VI.

                          DEFERRED COMPENSATION UNITS


Section 6.1. - Granting of Deferred Compensation Units

     To the extent elected by any Grantee and permitted by any Deferred Compensation Plan, the Committee may award Deferred Compensation Units to any Grantee in lieu of all or any portion of the compensation deferred by the Grantee, including without limitation, salary and bonuses, that would otherwise be payable to such Grantee in cash. Deferred Compensation Units may be awarded, in the discretion of the Committee, either (i) with respect to any deferral by any Grantee who so elects, or (ii) with respect to all or a specified maximum portion of the amount of compensation deferred or to be deferred under any Deferred Compensation Plan for any fiscal year or longer period by any Grantee or group of Grantees who may deliver one or more irrevocable written elections to the Company to receive Deferred Compensation Units in lieu of all or such portion of such cash compensation as shall be specified in such election.

Section 6.2. - Effect of Grants

     The number of shares of Common Stock distributable pursuant to each Deferred Compensation Unit shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan at any time. The number of shares of Common Stock to be distributed to a Grantee at such time as such distribution is to be made consistent with the terms of the applicable Deferred Compensation Plan and such deferral, and to be charged against the number of shares issuable under this Plan at any time, shall equal the number of Deferred Compensation Units credited to the account of such Grantee, subject to Section 2.1.

Section 6.3. - Accounting; Fractional Units

     (a) The number of Deferred Compensation Units credited to the account of any Grantee shall be rounded to the nearest one-thousandth of a Unit. The account to which Deferred Compensation Units are credited shall be an unsecured, unfunded general obligation of the Company. The Company will maintain records of the number of Deferred Compensation Units for the account of each officer, in part, to prevent an issuance of shares of Common Stock in excess of the authorized shares.

     (b) Notwithstanding paragraph (a) above, upon distribution of any Common Stock represented by Deferred Compensation Units, the number of shares shall be rounded downward to the nearest whole share and no fractional shares shall be issued. Fractional Units remaining after the final distribution to any Grantee shall be cancelled without obligation to the Grantee.

     (c) The number of Deferred Compensation Units awarded to each Grantee, together with any conditions applicable thereto pursuant to this Plan, shall be specified in writing to each Grantee by the Committee after each Deferral Date.


                                  ARTICLE VII.

                                 ADMINISTRATION


Section 7.1. - Compensation Committee

     The Compensation Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, none of whom may
(i) be an Officer, (ii) receive compensation, either directly or indirectly, from the Company or any Parent Corporation or Subsidiary, for services rendered in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to
Item 404 of Regulation S-K ("Item 404"), (iii) possess an interest in any other transaction for which disclosure would be required pursuant to Item 404 or (iv) be engaged in a business relationship for which disclosure would be required pursuant to Item 404. The constitution of the Committee must also comply with the requirements of Section 162(m) of the Code. The failure of the constitution of the Committee to comply with the foregoing requirements shall not adversely affect the validity of any shares issued upon exercise of Options or distributed pursuant to Deferred Compensation Units under the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time. Vacancies in the Committee shall be filled by the Board.

Section 7.2. - Duties and Powers of Committee

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options and the Deferred Compensation Plans pursuant to which Deferred Compensation Units are granted and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 7.3. - Majority Rule

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 7.4. - Compensation; Professional Assistance; Good Faith Actions

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees or other persons then entitled to exercise Options, Grantees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options or Deferred Compensation Units, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                 ARTICLE VIII.

                                OTHER PROVISIONS


Section 8.1. - Transfer Restrictions on Options and Units

     No Option, Deferred Compensation Unit or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee, Grantee or their respective successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8.1 shall prevent transfers to a Beneficiary upon the death of the Optionee or pursuant to the following paragraph.

     A Non-Qualified Option may be transferred by the Optionee to a Permitted Transferee; provided, however, that (i) there may not be consideration for any such transfer, and (ii) once transferred pursuant to the preceding provisions of this Section 8.1, no subsequent transfer of the Non-Qualified Option shall be permitted except a transfer by will or the laws of descent and distribution or, in the case of a trust or Entity which is a Permitted Transferee, to the Optionee or Immediate Family partners, members or holders of interests in the trust or Entity pursuant to the terms of such trust or Entity agreement. Following transfer, the terms and conditions of the Plan and the applicable Stock Option Agreement shall continue to be applicable in all respects to the Optionee and the Non-Qualified Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer as if the Non-Qualified Option had not been transferred, including, but not limited to, the terms and conditions with respect to the lapse and termination of such Non-Qualified Option. None of the Company, the Committee or the Optionee shall have any obligation to inform any transferee of the termination or lapse of the Non-Qualified Option for any reason. Notwithstanding any other provision of the Plan, any Non-Qualified Option transferred in accordance with this Section
8.1 shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Stock Option Agreement as if such Non-Qualified Option had not been transferred.

Section 8.2. - Amendment, Suspension or Termination of the Plan

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, unless otherwise determined by the Board and permitted by Rule 16b-3 as then in effect, without approval of the Company's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.3, increase by more than 10% any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options or distributed pursuant to Deferred Compensation Units, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of Section 4.2(a) or extend the limit imposed in this Section 8.2 on the period during which Options may be granted or amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3 or the Code. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of an Option or Deferred Compensation Unit, impair any rights or obligations under any Option or Deferred Compensation Unit theretofore granted. No Option or Deferred Compensation Unit (except Dividend Equivalents) may be granted during any period of suspension nor after termination of the Plan, and, except as provided in Section 4.6, in no event may any Option or Deferred Compensation Unit (except Dividend Equivalents) be granted under this Plan after September 24, 2006.

Section 8.3. - Effect of Plan Upon Other Option and Compensation Plans

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 8.4. - Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 8.5. - Conformity to Securities Laws and Other Statutory Requirements

     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act and the Code and any and all regulations and rules promulgated by the Securities and Exchange Commission and Internal Revenue Service thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options and Deferred Compensation Units shall be granted and may be exercised or distributed, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, Options and Deferred Compensation Units granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limitation of the foregoing and notwithstanding any other provision of this Plan, any Option or Deferred Compensation Units granted to an Officer who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange
Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option or award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 8.6. - Governing Law

     This Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Illinois (without reference to the choice of law provisions of Illinois law).

                                    * * * *

     I hereby certify that the foregoing Plan was duly approved by the Board of Directors of IDEX Corporation effective January 28, 1998.


     Executed on this 10th day of March, 1998.




                                          _________________________
                                          Frank J. Notaro
                                          Secretary